EXHIBIT 3.2

THIRD AMENDED AND RESTATED BYLAWS

OF

COASTALSOUTH BANCSHARES, INC.

February 26, 2024

Table of Contents

Page

-i-

Table of Contents

(continued)

Page

-ii-

THIRD AMENDED AND RESTATED BYLAWS
OF
COASTALSOUTH BANCSHARES, INC.

ARTICLE I

SHAREHOLDERS’ MEETINGS

Section 1. Annual Meeting. An annual meeting of the shareholders of the Corporation shall be held each calendar year, as determined by the Board of Directors (the “Board”).

Section 2. Special Meetings. A special meeting of the shareholders of the Corporation may be called by the Board, the Chairman of the Board, the Chief Executive Officer, or the holders of shares not representing less than twenty-five percent (25%) of the votes entitled to be cast on each issue proposed to be considered at the special meeting. The business that may be transacted at any special meeting of shareholders shall be limited to that proposed in the notice of the special meeting given in accordance with Section I.3 (including related or incidental matters that may be necessary or appropriate to effectuate the proposed business).

Section 3. Notice of Meeting. All meetings of the shareholders shall be held at the times and places fixed by resolution of the Board. Written notice stating the date, time, and location of each meeting of the shareholders, and in case of a special meeting also stating the purpose or purposes for which the meeting is called, shall be given either personally, by mail, by electronic mail or by any other form of notice permitted by the Georgia Business Corporation Code, as amended (the “Code”), to each shareholder of record entitled to vote at such meeting. Such notice shall be given no less than ten (10) nor more than sixty (60) days before the date of such meeting. If an annual or special meeting is adjourned to a different date, time, or location, the Corporation shall give shareholders notice of the new date, time, or location of the adjourned meeting, unless a quorum of shareholders was present at the meeting and information regarding the adjournment was announced before the meeting was adjourned; provided, however, that if a new record date is or must be fixed in accordance with Section I.6, the Corporation must give notice of the adjourned meeting to all shareholders of record as of the new record date who are entitled to vote at the adjourned meeting.

Section 4. Waiver of Notice. A shareholder may waive any notice required by the Code, the Articles of Incorporation of the Corporation (the “Articles”), or these Bylaws, before or after the date and time of the matter to which the notice relates, by delivering to the Corporation a written waiver of notice signed by the shareholder entitled to the notice. In addition, a shareholder’s attendance at a meeting shall be (a) a waiver of objection to lack of notice or defective notice of the meeting unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (b) a waiver of objection to consideration of a particular matter at the meeting that is not within the purpose stated in the meeting notice, unless the shareholder objects to considering the matter when it is presented. Except as otherwise required by the Code, neither the purpose of, nor the business transacted at, the meeting need be specified in any waiver.

Section 5. Quorum and Voting. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists at the meeting with respect to that matter. A majority of the votes entitled to be cast on the matter by such voting group shall constitute a quorum of the voting group for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or shall be set for that adjourned meeting as provided in Section I.3. If a meeting cannot be organized due to lack of a quorum, those shareholders present may adjourn the meeting to such time and place as they may determine. If a quorum exists, action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Code, the Articles, or these Bylaws require a greater number of affirmative votes. Unless otherwise provided in the Articles, each shareholder shall be entitled to one (1) vote in person or by proxy for each share entitled to vote standing in his or her name on the books of the Corporation. Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for exclusive use by the Board.

Section 6. Record Date. The Board may fix in advance the record date for one (1) or more voting groups in order to make a determination of shareholders for any proper purpose, including, but not limited to, (a) a determination of shareholders entitled to notice or to vote at any meeting of shareholders or, if necessary, any adjournment thereof or (b) entitled to receive payment of any distribution or dividend. The record date fixed under this Section I.6 may not be more than seventy (70) days before the date on which the particular action requiring the determination of shareholders is to be taken. A determination of shareholders entitled to notice of or to vote at any meeting of shareholders shall apply to any adjournment of the meeting, unless the Board shall fix a new record date for the reconvened meeting. The Board shall fix a new record date if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

Section 7. Conduct of Meetings. The Chairman shall preside over all meetings of the shareholders. If he or she is absent, the Chief Executive Officer shall preside at such meeting. If no such officer is present, a chairman shall be elected at the meeting. The Secretary of the Corporation shall act as Secretary of all the meetings if he or she is present. If he or she is absent, the chairman shall appoint a Secretary of the meeting. The chairman of the meeting may appoint one or more inspectors of election to determine the qualification of voters, the validity of proxies, and the results of ballots.

Section 8. Action Without a Meeting. Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting and without action by the Board if all of the shareholders entitled to vote with respect to the subject matter of such action or, if permitted by the Articles, by shareholders who would be entitled to vote at a meeting having voting power to cast the requisite number of votes that would be necessary to authorize or take the action at a meeting at which all shareholders entitled to vote were present and voted. The action must be evidenced by one or more written consents describing the action taken, signed by shareholders entitled to take action without a meeting, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Where required by Section 14-2-704 or other applicable provision of the Code, the Corporation shall provide shareholders with written notice of actions taken without a meeting.

If notice of proposed action is required by law to be given to non-voting shareholders and the action is to be taken by unanimous consent of the voting shareholders as provided in this Section I.8, the Corporation shall give its non-voting shareholders written notice of the proposed action at least ten (10) days before the action is taken. The notice shall contain or be accompanied by the same material that would have been required by law to be sent to non-voting shareholders in a notice of meeting at which the proposed action would have been submitted to the shareholders for action.

Section 9. Shareholder Proposals and Director Nominations.

(a) No proposal for a shareholder vote shall be submitted by a shareholder (a “Shareholder Proposal”) to the Corporation’s shareholders unless the shareholder submitting such proposal (the “Proponent”) shall have filed a written notice setting forth with particularity (i) the names and business addresses of the Proponent and all natural persons, corporations, partnerships, trusts or any other type of legal entity or recognized ownership vehicle (collectively, a “Person”) acting in concert with the Proponent; (ii) the name and address of the Proponent and the Persons identified in clause (i), as they appear on the Corporation’s books (if they so appear); (iii) the class and number of shares of the Corporation beneficially owned by the Proponent and by each Person identified in clause (i); (iv) a description of the Shareholder Proposal containing all material information relating thereto; (v) for proposals sought to be included in the Corporation’s proxy statement, any other information required by Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (vi) such other information as the Board reasonably determines is necessary or appropriate to enable the Board and shareholders of the Corporation to consider the Shareholder Proposal. The chairman at any meeting of the shareholders may determine that any Shareholder Proposal was not made in accordance with the procedures prescribed in these Bylaws or is otherwise not in accordance with law, and if it is so determined, such officer shall so declare at the meeting and the Shareholder Proposal shall be disregarded.

(b) Only Persons who are selected and recommended by the Board or the committee of the Board designated to make nominations, or who are nominated by shareholders in accordance with the procedures set forth in this Section I.9 shall be eligible for election, or qualified to serve, as Directors. Nominations of individuals for election to the Board at any annual meeting or any special meetings of shareholders at which Directors are to be elected may be made by any shareholder of the Corporation entitled to vote for the election of Directors at that meeting by compliance with the procedures set forth in this Section I.9. Nominations by shareholders pursuant to this Section I.9 shall be made by written notice (a “Nomination Notice”), which shall set forth (i) as to each individual nominated, (A) the name, date of birth, business address and residence address of such individual; (B) the business experience during the past five years of such nominee, including his or her principal occupations and employment during such period, the name and principal business of any corporation or other organization in which such occupations and employment were carried on, and such other information as to the nature of his or her responsibilities and level of professional competence as may be sufficient to permit assessment of such prior business experience; (C) whether the nominee is or has ever been at any time a director, officer or owner of five percent (5%) or more of any class of capital stock, partnership interests or other equity interest of any corporation, partnership or other entity with a class of securities registered pursuant to Section 12 of the Exchange Act; (D) any directorships held by such nominee in any corporation with a class of securities registered pursuant to Section 12 of the Exchange Act, or subject to the requirements of Section 15(d) of the Exchange Act or any corporation registered as an investment corporation under the Investment Corporation Act of 1940, as amended; (E) whether such nominee has ever been convicted in a criminal proceeding or has ever been subject to a judgment, order, finding or decree of any federal, state or other governmental entity, concerning any violation of federal, state or other law, or any proceeding in bankruptcy, which conviction, order, finding, decree or proceeding may be material to an evaluation of the ability or integrity of the nominee; (G) no later than five (5) business days prior to the date of the applicable meeting of shareholders or, if practicable, any adjournment, recess, rescheduling or postponement thereof (or if not practicable, on the first practicable date prior to the date to which such meeting has been adjourned, recessed, rescheduled or postponed), reasonable evidence that such shareholder has complied with the requirements of Rule 14a-19 of the Exchange Act, and (H) any other information required by law or regulation to be provided by a shareholder intending to nominate a person for election as a Director of the Corporation, as applicable; and (ii) as to the Person submitting the Nomination Notice and any Person acting in concert with such Person, (V) the name and business address of such Person, (W) the name and address of such Person as they appear on the Corporation’s books (if they so appear), (X) the class and number of shares of the Corporation that are beneficially owned by such Person, (Y) a description of any agreements, arrangements or understandings with respect to the nomination or proposal among such Person and/or such beneficial owner and any other Person acting in concert, including the nominee, and (Z) a description of any agreements, arrangements or understandings (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that have been entered into as of the date of the Nomination Notice by, or on behalf of, the Person submitting the Nomination Notice, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such Person or such beneficial owner, with respect to securities of the Corporation. At the request of the Corporation, the nominee must submit a completed and signed questionnaire (which questionnaire shall be provided by the Secretary) and provide such other information as the Corporation may reasonably request. A written consent to being named in a proxy statement as a nominee, and to serve as a Director if elected, signed by the nominee, shall be filed with any Nomination Notice, together with evidence satisfactory to the Corporation that such nominee has no interests that would limit his or her ability to fulfill his or her duties of office. If the chairman at any meeting of the shareholders determines that a nomination was not made in accordance with the procedures prescribed by these Bylaws, such officer shall so declare to the meeting and the defective nomination shall be disregarded. Without limiting the foregoing, the information required by this paragraph shall be updated by the shareholder not later than ten (10) days after the record date for the meeting to disclose such information as of the record date.

(c) If a Shareholder Proposal or Nomination Notice pursuant to this Section I.9 is to be submitted at an annual meeting, it shall be delivered to or be mailed and received by the Secretary of the Corporation at the principal executive office of the Corporation not less than one hundred twenty (120) days nor more than one hundred fifty (150) days before the first anniversary of the date that the Corporation’s proxy statement was released to Shareholders in connection with the previous year’s annual meeting. However, if no annual meeting was held in the previous year or if the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, the notice shall be delivered to or be mailed and received by the Secretary at the principal executive office of the Corporation not later than the close of business on the tenth (10th) day following the earlier of (i) the day on which notice of the date of the forthcoming meeting was mailed or given to shareholders by or on behalf of the Corporation and (ii) the day on which public announcement of the date of the forthcoming meeting was made by or on behalf of the Corporation. If a Shareholder Proposal or Nomination Notice is to be submitted at a special meeting of the shareholders, it shall be delivered to or be mailed and received by the Secretary of the Corporation at the principal executive office of the Corporation no later than the close of business on the earlier of (i) the thirtieth (30th) day following the public announcement that a matter will be submitted to a vote of the shareholders at a special meeting, or (ii) the tenth (10th) day following the day on which notice of the special meeting was given. In addition, if a shareholder intends to solicit proxies from the shareholders of the Corporation for any meeting of the shareholders, such shareholder shall notify the Corporation of this intent.

(d) No person shall be eligible for election as a Director of the Corporation and no business shall be conducted at any meeting of the shareholders of the Corporation unless nominated or proposed, respectively, in compliance with the procedures set forth in this Section I.9. The chairman of a meeting of shareholders of the Corporation shall, if the facts warrant, determine that business has not been properly brought before the meeting in accordance with the provisions of this Section I.9, and if the chairman should so determine, the chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. In addition, if the chairman determines that a nomination of a Director or Directors was not made in accordance with the procedures specified in this Section I.9, the chairman of the meeting shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

(e) In addition to the foregoing provisions of this Section I.9, a shareholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements of these Bylaws applicable to nominations or proposals as to any other business to be considered pursuant to these Bylaws regardless of the shareholder’s intent to utilize Rule 14a-8 promulgated under the Exchange Act. Nothing in this Section I.9 shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 promulgated under the Exchange Act or (ii) of the holders of any series of preferred stock of the Corporation if and to the extent provided under applicable law, the Articles of Incorporation, or these Bylaws.

Section 10. Place of Shareholders’ Meeting. For any meeting of shareholders as described in Article I, the Board may, in its sole discretion, determine that any meeting of shareholders may be held solely or partially by means of remote communication in lieu of holding the meeting at a designated physical place, in any manner and to the fullest extent permitted by the laws of the State of Georgia. A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.

ARTICLE II

BOARD OF DIRECTORS

Section 1. Number, Election and Term. The Board shall be elected at the annual meeting of the shareholders or at any special meeting held in lieu thereof. No individual shall be named or elected as a Director without his or her prior consent. The number of Directors shall be no less than five (5) nor more than fifteen (15). The specific number of Directors within that range shall be determined by resolution of the Board. This range or the specific number, if a fixed number of Directors is subsequently established, may be increased or decreased at any time by amendment of these Bylaws; provided, however, no reduction in the number of Directors shall have the effect of shortening the term of any incumbent Director. Except as provided in the Articles, the Directors shall be elected at each annual meeting of shareholders, or at a special meeting of shareholders called for purposes that include the election of directors, by a plurality of the votes cast by the shares entitled to vote and present at the meeting. Directors need not be shareholders or residents of the State of Georgia. Each Director, except in the case of his or her earlier death, resignation, retirement, disqualification, or removal, shall serve until the expiration of his or her respective term and thereafter until his or her successor shall have been elected and qualified.

Section 2. Removal and Vacancies. A Director may be removed, with or without cause, by the shareholders only at a shareholder’s meeting for which notice of the removal action has been given. Any or all of the Directors, or a class of Directors, may be removed at any time, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of Directors, at any meeting of shareholders called for that purpose. Any vacancy on the Board, including a vacancy resulting from an increase in the number of Directors, may be filled by the shareholders or the Board; provided, however, if the vacant office was held by a Director elected by a particular voting group of shareholders, only the holders of shares of that voting group or the remaining Directors elected by that voting group shall be entitled to fill the vacancy; provided further, if the Directors remaining in office constitute fewer than a quorum of the Board, the vacancy may be filled by the affirmative vote of a majority of the Directors then remaining in office. A vacancy that will occur at a specific later date, whether by reason of a resignation effective at a later date or otherwise, may be filled before the vacancy occurs, but the new Director may not take office until the vacancy occurs.

Section 3. Qualification of Directors. No Person elected to serve as a Director of the Corporation shall assume office and begin serving unless and until duly qualified to serve, as determined by reference to the Code, the Articles, and any further eligibility requirements established in these Bylaws.

Section 4. Meetings and Notices. The annual meeting of the Board shall be held, without notice, immediately following the annual meeting of the shareholders. Other meetings of the Board shall be held at times fixed by resolution of the Board, or upon the call of the Chief Executive Officer or a majority of the members of the Board. Notice of any meeting not held at a time fixed herein or by resolution of the Board shall be given to each Director at his or her residence or business address by delivering such notice to him or her or by telephoning it to him or her at least twenty-four (24) hours before the meeting. Any such notice need not set forth the purpose of the meeting. Meetings may be held without notice if all the Directors are present or those not present waive notice before or after the meeting. A Director may waive any notice required by law, the Articles of Incorporation, or these Bylaws before or after the date and time stated in the notice, and such waiver shall be equivalent to the giving of such notice. Except as hereinafter provided, the waiver shall be in writing, signed by the Director entitled to the notice, and shall be filed with the minutes or corporate records. A Director’s attendance at or participation in a meeting waives any required notice to him or her of the meeting unless the Director at the beginning of the meeting or promptly upon his or her arrival objects to the holding of the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. The Board may permit any or all Directors to participate in a regular or special meeting of the Board by, or conduct the meeting through the use of, any means of communication by which all Directors participating may simultaneously hear each other during the meeting, provided that the Secretary of the meeting shall maintain complete and accurate minutes of all such meetings.

Section 5. Quorum and Voting. Except as otherwise provided in the Articles or these Bylaws, a quorum of the Board shall consist of a majority of the Directors elected and serving as of the time of the meeting in question. If a quorum is present when a vote is taken, the affirmative vote of a majority of Directors present shall be the act of the Board. A Director who is present at a meeting of the Board or a Committee of the Board when corporate action is taken is deemed to have assented to the action taken unless (1) he or she objects at the beginning of the meeting or promptly upon his or her arrival to holding the meeting or transacting specified business at the meeting; or (2) he or she votes against, or abstains from, the action taken.

Section 6. Conduct of Meetings. The Board may appoint one of its members to serve as Chairman of the Board. The Chairman of the Board shall serve at the pleasure of the Board and shall preside over all meetings of the Board at which he or she is present. If the Chairman be absent at any meeting of the Board or if no Chairman has been appointed, a chairman of the meeting shall be appointed unless the Chief Executive Officer of the Corporation is also a member of the Board and is present, in which event he or she shall act as chairman of the meeting.

Section 7. Action Without a Meeting. Any action required or permitted to be taken at a meeting of the Board or any committee thereof maybe taken without a meeting if such action shall be evidenced by one (1) or more written consents stating the action taken, signed by all members of the Board or committee, as the case may be, and included in the minutes or filed with the records of the Corporation. Action taken under this Section II.7 shall be effective when the last Director signs the written consent, unless the consent specifies a different date and also reflects the date of execution by each Director, in which event the action taken shall be effective as of the date specified therein. A written consent under this Section II.7 shall have the same force and effect as a unanimous vote of the Board or members of the committee, as the case may be.

ARTICLE III

COMMITTEES

Section 1. Creation of Committees and Selection of Members. The Board may create one or more standing or ad hoc committee and may designate two (2) or more members of the Board to constitute each such committee. The members of each committee shall serve at the pleasure of the Board. The creation of a committee and appointment of members to such committee shall be approved by a majority of all the Directors in office when the action is taken.

Section 2. Voting and Scope of Authority. The Board may from time to time assign to each committee such duties and responsibilities as the Board may be deem advisable. To the extent permitted by resolution of the Board, each committee may exercise the authority of the Board, except that a committee may not (a) approve or recommend to the shareholders action that is required by law to be approved by shareholders; (b) fill vacancies on the Board or on any of its committees; (c) amend the Articles; (d) adopt, amend, or repeal these Bylaws; (e) approve a plan of merger not requiring shareholder approval; (f) authorize or approve a distribution, except according to a general formula or method prescribed by the Board; or (g) authorize or approve the issuance or sale, or contract for the sale, of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the Board may authorize a committee or a senior executive officer of the Corporation to do so within limits specifically prescribed by the Board. Section 4 through Section 6 of Article II of these Bylaws, which govern meetings, notice and waiver of notice, quorum and voting requirements, and action without meetings of the Board, shall apply to committees and their members.

ARTICLE IV

OFFICERS

Section 1. Number, Election, and Term. The officers of the Corporation shall consist of a Chief Executive Officer and a Secretary, and may include a President, a Treasurer, one or more Vice Presidents, a Chief Financial Officer and such other officers as it may deem proper, each of whom shall be elected or appointed by the Board. Any person may simultaneously hold more than one office. Each officer shall serve at the pleasure of the Board until his or her death, resignation, or removal, or until his or her replacement is elected or appointed in accordance with this Article IV.

Section 2. Duties of Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation, and when present, shall preside at all meetings of the shareholders. The Chief Executive Officer shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board, provided that he or she is a member of the Board. Except as specifically limited by resolution of the Board, the Chief Executive Officer shall have the power and authority to sign all certificates of stock, bonds, deeds, mortgages, extension agreements, leases, and contracts of the Corporation. The Chief Executive Officer shall further perform all of the duties commonly incident to his or her office, along with such other duties as the Board shall designate from time to time.

Section 3. Duties of Chief Financial Officer. The Chief Financial Officer, subject to an order of the Board, shall have the care and custody of the money, funds, valuable papers, and documents of the Corporation (other than his or her own bond, if any, which shall be in the custody of the Chief Executive Officer). The Chief Financial Officer shall have the power and authority to sign certificates of stock of the Corporation. The Chief Financial Officer shall further keep accurate books of account of the Corporation’s transactions, which books shall be and remain the sole property of the Corporation and, together with all its property in his or her possession, shall be subject at all times to the inspection and control of the Chief Executive Officer and the Board. The Chief Financial Officer shall further have and exercise all of the powers and duties commonly incident to his or her office and shall have and exercise such other duties and powers as the Board shall from time to time designate.

Section 4. Duties of Vice President. Except as specifically limited by resolution of the Board, the Vice President (if there be one) shall, in the absence or disability of the Chief Executive Officer, perform the duties and have the powers of the Chief Executive Officer and shall further have the power and authority to sign all certificates of stock, bonds, deeds, and contracts of the Corporation. The Vice President shall further perform all duties commonly incident to his or her office and shall perform such other duties and have such other powers as the Board shall designate from time to time. In the event that more than one Vice President shall be elected or appointed to office at any one time, the power and authority of each of the respective Vice Presidents shall be determined by resolution of the Board.

Section 5. Duties of Secretary. The Secretary shall keep accurate minutes of all meetings of the shareholders and the Board and shall be authorized to affix the seal of the Corporation to any and all documents and instruments duly executed on behalf of the Corporation by any of its officers. The Secretary shall have the power and authority to sign certificates of stock of the Corporation. In the absence of the Secretary at any meeting, an assistant secretary or a secretary pro tempore shall perform the duties of the Secretary at such meeting. The Secretary shall further perform all the duties commonly incident to the office of Secretary and shall perform such other duties and have such other powers as the Board shall designate from time to time.

Section 6. Duties of Treasurer. Unless otherwise provided by the Board, the Treasurer shall be responsible for the custody of all funds and securities belonging to the Corporation and for the receipt, deposit or disbursement of these funds and securities under the direction of the Board. The Treasurer shall cause full and true accounts of all receipts and disbursements to be maintained and shall cause reports of these receipts and disbursements to be made to the Board and the Chief Executive Officer upon request. The Treasurer or Assistant Treasurer shall perform any other duties and have any other authority as from time to time may be delegated by the Board of Directors or the Chief Executive Officer.

ARTICLE V

DISTRIBUTIONS AND DIVIDENDS

Unless the Articles provide otherwise, the Board, from time to time in its discretion, may authorize or declare distributions or share dividends in accordance with the Code.

ARTICLE VI

CERTIFICATES OF STOCK

Section 1. Form. The interest of each shareholder of the Corporation shall be evidenced by a certificate or certificates representing shares of the Corporation, which shall be in such form as the Board may adopt in accordance with the Code, except to the extent the Board determines that such shares shall be issued in uncertificated form.

Section 2. Uncertificated Shares. The Corporation may, from time to time, evidence some or all of the issued shares of any or all classes or series by book entry or otherwise without certificates. The Corporation shall, within a reasonable time after the issuance or transfer of uncertificated shares, send to the registered owner of the shares a written notice containing the information required to be set forth or stated on certificates under the Code. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

Section 3. Rights of Corporation with Respect to Registered Owners. All transfers of stock of the Corporation shall be made upon its books by surrender of the certificate for the shares transferred, accompanied by an assignment in writing by the holder. Transfer may be accomplished either by the holder in person or by a duly authorized attorney-in-fact. Prior to due presentation for transfer of registration of its shares, the Corporation may treat the registered owner of the shares (or the beneficial owner of the shares to the extent of any rights granted by a nominee certificate on file with the Corporation pursuant to any procedure that may be established by the Corporation in accordance with the Code) as the Person exclusively entitled to vote the shares, to receive any dividend or other distribution with respect to the shares, and for all other purposes; and the Corporation shall not be bound to recognize any equitable or other claim to or interest in the shares on the part of any other Person, whether or not it has express or other notice of such a claim or interest, except as otherwise provided by law.

Section 4. Transfers. Transfers of shares of the Corporation shall be made upon the books of the Corporation or by the transfer agent designated to transfer the shares, only upon direction of the Person named in the certificate or, in the case of uncertificated shares, named as the holder thereof on the books of the Corporation, or by an attorney lawfully constituted in writing. Before a new certificate is issued, any old certificate shall be surrendered for cancellation or, in the case of a certificate alleged to have been lost, stolen, or destroyed, the provisions of Section VI.5 of these Bylaws shall have been complied with.

Section 5. Lost, Stolen or Destroyed Certificates. Any Person claiming a share certificate to be lost, stolen, or destroyed shall make an affidavit or affirmation of such claim in such a manner as the Corporation may require and shall, if the Corporation requires, give the Corporation a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Corporation, as the Corporation may require, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

Section 6. Transfer Agent and Registrar. The Board may appoint one or more transfer agents and registrars for its stock and may require stock certificates to be countersigned by any such transfer agent and registered by any such registrar. If certificates of stock of the Corporation are so countersigned by a transfer agent or registered by a registrar other than the Corporation or an employee of the Corporation, the signatures thereon of the officers of the Corporation and the seal of the Corporation thereon may be facsimiles, engraved or printed. If the Person who signed, either manually or in facsimile, a share certificate no longer holds office when the certificate is issued, the certificate shall nevertheless be valid.

ARTICLE VII

Indemnification of directors and officers

Section 1. Right of Indemnification and Standards of Conduct. Every person (and the heirs and legal representatives of such person) who is or was a director or officer of the Corporation or any other corporation of which he or she served as such at the request of the Corporation and of which the Corporation directly or indirectly is a shareholder or creditor, or in which or in the stocks, bonds, securities or other obligations of which it is in any way interested, shall in accordance with Section VII.2, and to the maximum extent permitted by the Code, be indemnified for any liability and expense that may be incurred by such person in connection with or resulting from any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (whether formal or informal and whether brought by or in the right of the Corporation or otherwise) (any such action, suit or proceeding being referred to in this Article VII as a "Proceeding"), or in connection with any appeal relating thereto, in which he or she may become involved, as a party or prospective party or otherwise, by reason of any action taken or not taken in his or her capacity as such director or officer or as a member of any committee appointed by the Board to act for, in the interest of, or on behalf of the Corporation, whether or not he or she continues to be such at the time such liability or expense shall have been incurred; provided such person (a) acted in good faith and (b) reasonably believed (i) in the case of conduct in the person's official capacity, that the conduct was in the Corporation's best interests; (ii) in all other cases, that the conduct was at least not opposed to the Corporation's best interests; and (iii) in the case of a criminal Proceeding, that the person had no reasonable cause to believe that the conduct was unlawful.

As used in this Article VII, the terms "liability" and "expense" shall include, but shall not be limited to, attorneys' fees and disbursements, court costs, expert witness fees, amounts of judgments, fines or penalties, and amounts paid in compromise or settlement by a director or an officer. The termination of any Proceeding by judgment, order, compromise, settlement (with or without court approval) or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that a director or officer did not meet the standards of conduct set forth in this Section VII.1.

Section 2. Advancement of Expenses. Expenses incurred with respect to any Proceeding of the character described in Section VII.1 shall be advanced by the Corporation prior to the final disposition thereof upon written affirmation by the recipient of his or her good faith belief that he or she has met the applicable standard of conduct and a written undertaking and agreement of the recipient to repay to the Corporation such amount of it is ultimately determined that he or she is not entitled to indemnification under this Article VII.

Section 3. Determination of Right to Indemnification and Advancement of Expenses. The Corporation acknowledges that indemnification of, and advancement of expenses to, a director or officer under this Article VII has been pre-authorized by the Corporation as permitted by Section 14-2-859(a) of the Code, and that pursuant to the authority exercised under Section 14-2-856 of the Code, no determination need be made for a specific Proceeding that such indemnification of or advances of expenses to the director or officer is permissible in the circumstances because he or she has met a particular standard of conduct.

Notwithstanding the foregoing, no officer or director who was or is a party to any action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was an officer or director of the Corporation shall be indemnified in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation unless and except to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability and in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

Section 4. Rights of Indemnification Cumulative. The rights of indemnification provided in this Article VII shall be in addition to any rights to which any such director or officer or other person may otherwise be entitled under any bylaw, agreement, vote of shareholders or otherwise, and shall be in addition to the power of the Corporation to purchase and maintain insurance on behalf of any such director or officer or other person against any liability asserted against him or her and incurred by him or her in such capacity, or arising out of his or her status as such, regardless of whether the Corporation would have the power to indemnify against such liability under this Article VII or otherwise.

Section 5. Notice to Shareholders. If the Corporation indemnifies or advances expenses to a director under any of Sections 14-2-851 through 14-2-854 of the Code in connection with a Proceeding by or in the right of the Corporation, the Corporation shall, to the extent required by Section 14-2-1621 or any other applicable provision of the Code, report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders' meeting.

Section 6. Insurance. The Corporation, upon the affirmative vote of a majority of its Board, may purchase and maintain insurance on behalf of any person who is or was a director, trustee, officer, employee or agent of the Corporation, or is or was serving, at the request of the Corporation, as a director, trustee, officer, employee or agent of another firm, corporation, trust or other organization or enterprise against liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the foregoing provisions of these Bylaws.

Section 7. Amendment. Any amendment to this Article VII that limits or otherwise adversely affects the right of indemnification, advancement of expenses or other rights of any indemnified person hereunder shall, as to such indemnified person, apply only to Proceedings based on actions, events or omissions (collectively, "Post-Amendment Events") occurring after such amendment and after delivery of notice of such amendment to the indemnified person so affected. Any indemnified person shall, as to any Proceeding based on actions, events or omissions occurring prior to the date of receipt of such notice, be entitled to the right of indemnification, advancement of expenses and other rights under this Article VII to the same extent as if such provisions had continued as part of the Bylaws without such amendment. This Section VII.7 shall not be altered, amended or repealed in a manner effective as to any indemnified person (except as to Post-Amendment Events) without the prior written consent of such indemnified person.

Section 8. Successors. For purposes of this Article VII, the term "Corporation" shall include any corporation, joint venture, trust, partnership or unincorporated business association that is the successor to all or substantially all of the business or assets of this Corporation, as a result of merger, consolidation, sale, liquidation or otherwise, and any such successor shall be liable to the persons indemnified under this Article VII on the same terms and conditions and to the same extent as the Corporation.

Section 9. Severability. Each of the Sections of this Article, and each of the clauses set forth herein, shall be deemed separate and independent, and should any part of any such Section or clause be declared invalid or unenforceable by any court of competent jurisdiction, such invalidity or unenforceability shall in no way render invalid or unenforceable any other part thereof or any separate Section or clause of this Article that is not declared invalid or unenforceable.

ARTICLE VIII

SEAL

The corporate seal will be in such form as the Board may from time to time determine. The Board may authorize the use of one or more facsimile forms of the corporate seal. The corporate seal need not be used unless its use is required by these Bylaws, the Articles, or applicable law.

ARTICLE IX

VOTING OF OTHER STOCK HELD

Unless otherwise provided by the Board of the Corporation, the Chief Executive Officer may appoint agents or attorneys to vote any stock of any other corporation owned by this Corporation or may attend any meeting of the holders of stock of such other corporation and vote such shares in person.

ARTICLE X

CHECKS, NOTES AND DRAFTS

Checks, notes, drafts and other orders for the payment of money shall be signed by the Chief Financial Officer of the Corporation, or such other Person or Persons as the Board may authorize from time to time. The signature of any such Person may be a facsimile when authorized by the Board.

ARTICLE XI

FISCAL YEAR

The fiscal year of the Corporation shall be the calendar year. The Board is authorized to fix the fiscal year of the Corporation and to change the fiscal year from time to time as it deems appropriate.

ARTICLE XII

AMENDMENT OF BYLAWS

Except as otherwise provided below or under the Code, the Board shall have the power to alter, amend, or repeal these Bylaws or adopt new Bylaws. The shareholders shall have the power to rescind, amend, alter or repeal any Bylaw and to enact Bylaws which, if expressly so provided, may not be amended, altered or repealed by the Board.